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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Amendment No. 2 to the Registration Statement (No. 333- 81149) of Qwest Communications International Inc. to be filed on or about September 8, 1999, of our report, dated February 2, 1999, relating to the consolidated balance sheets of Qwest Communications International Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, and our report, dated February 2, 1999, pertaining to the related consolidated financial statement schedule, which reports appear in the December 31, 1998 annual report on Form 10-K of Qwest Communications International Inc., and to the reference to our firm under the heading "Experts" in the Registration Statement.

                                              /s/ KPMG LLP
                                             -----------------------------------

Denver, Colorado
September 15, 1999